Exhibit 10.117

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of September 27, 2019 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the purchasers signatory (together with their permitted assigns, the “Purchasers”) to that certain Securities Purchase Agreement, dated as of September 27, 2019, between Ideanomics, Inc., a Nevada corporation (the “Company”) and the Purchasers.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of September 27, 2019, by and between the Company and the Purchasers (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Debentures, subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Debentures; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1.            Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantor Permitted Indebtedness” means (a) indebtedness resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business, (b) indebtedness arising under or in connection with cash management services in the ordinary course of business, (c) equipment lease obligations and purchase money indebtedness of up to $250,000, in the aggregate, incurred in connection with the acquisition of fixed or capital assets and equipment lease obligations with respect to newly acquired or leased assets, (d) indebtedness under bank lines of credit up to $500,000, in the aggregate, at any time outstanding, (e) obligations existing or arising under any swap or hedge contract; provided that such obligations are (or were) entered into by the Guarantor in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by the Guarantor, or changes in the value of securities issued by the Guarantor, and not for speculative purposes, and (f) intercompany indebtedness up to $1,000,000, in the aggregate, at any time outstanding, that is unsecured and that is (i) is expressly subordinated to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion, and (ii) matures at a date later than the ninety first (91st) day following the Maturity Date.

“Guarantor Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Guarantor) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Guarantor’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Guarantor’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Guarantor and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Guarantor Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Guarantor other than the assets so acquired or leased, (d) any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses that are entered into in the ordinary course of business, or (e) leases, licenses, subleases, or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Guarantor or (ii) secure any indebtedness.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers, including, without limitation, all obligations under this Guarantee, the Debentures and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Debentures and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

2.             Guarantee.

(a)            Guarantee.

(i)            The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii)            Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii)            Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv)            The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

(v)            No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(vi)            Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company's Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company's failure to perform such Obligations in accordance with the Transaction Documents.

(b)            Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

(c)            No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

(d)            Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e)            Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(f)            Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g)            Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Signature Pages to the Purchase Agreement.

3.            Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

(a)            Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(b)            Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor's knowledge.

4.            Covenants.

(a)            Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Debentures) is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

(b)            So long as any of the Obligations are outstanding, unless Purchasers holding at least a majority in interest of the aggregate principal amount of the then outstanding Debentures shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

i.               other than Guarantor Permitted Indebtedness, enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii.              other than Guarantor Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii.             amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser;

iv.             repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness (other than indebtedness under clauses (a), (b), (d) and (f) in the definition of Guarantor Permitted Indebtedness); or

v.              enter into any agreement with respect to any of the foregoing.

5.            Miscellaneous.

(a)            Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Purchasers.

(b)            Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

(c)            No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)            Enforcement Expenses; Indemnification.

(i)            Each Guarantor agrees to pay, or reimburse the Purchasers for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Purchasers.

(ii)            Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii)            Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv)            The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e)            Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f)            Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchasers shall notify such Guarantor promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

(g)            Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h)            Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)            Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j)            Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k)            Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Guarantee), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Courts or such New York Courts are improper or inconvenient venue for such suit, action or proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l)            Acknowledgements. Each Guarantor hereby acknowledges that:

(i)            it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii)            the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)            no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

(m)            Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with (i) the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Debentures and the other Transaction Documents or (ii) pursuant to any Applicable Subsidiary Release under Section 4.12 of the Purchase Agreement.

(n)            Seniority. As of the date hereof, the Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness of such Guarantor.

(o)            WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

DELAWARE BOARD OF TRADE, LLC

By:

	Name:	Anthony Sklar
	Title:	Director

SCHEDULE 1

GUARANTORS

The following are the names, notice addresses and jurisdiction of organization of each Guarantor.

JURISDICTION OF INCORPORATION	COMPANY OWNED BY PERCENTAGE

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